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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549




                                       FORM 8-K

                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                          Securities and Exchange Act of 1934


            Date of Report (date of earliest event reported): June 5, 1997



                              PROMEDCO MANAGEMENT COMPANY
                (Exact name of Registrant as specified in its charter)


        DELAWARE                      0-21373                   75-2529809
        (State of              (Commission File No.)           (IRS Employer
     Incorporation)                                         Identification No.)


                             801 CHERRY STREET, SUITE 1450
                                FORT WORTH, TEXAS 76102
             (Address of principal executive offices, including zip code)


                                     (817)335-5035
                 (Registrant's telephone number, including area code)





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Item 2.  Acquisition or Disposition of Assets

     On June 5, 1997, ProMedCo Management Company ("ProMedCo" or the "Company"), through it wholly owned subsidiary, ProMedCo of Abilene, Inc., ("ProMedCo-Abilene"), completed the acquisition of substantially all of the operating assets of Abilene Diagnostic Clinic, P.L.L.C. ("Abilene") including accounts receivables, furniture and equipment and other miscellaneous assets. The consideration for the transaction amounted to $15.1 million, consisting of $2.5 million in cash and approximately 2.0 million shares of the Company's common stock. The cash component consisted of $700,000 paid prior to closing and $1.8 million paid at closing. The stock component will be issued in January 1998. Information concerning the Abilene acquisition was previously reported by the Company in its registration statement on Form S-1 (File No. 333-10557) and the related prospectus dated March 12, 1997.


Item 7.  Financial Statements and Exhibits

      Financial Statements

         (a) and (b) Financial statements of Abilene and certain pro forma financial information relating to the Abilene acquisition were previously reported in the Company's registration statement on Form S-1 (File No. 333-10557) and its related prospectus dated March 12, 1997.

         Exhibits

     (c) The Asset Purchase Agreement by and amoung ProMedCo, Inc., ProMedCo of Abilene, Inc. and Abilene Diagnostic Clinic, P.L.L.C. as of January 19, 1996 and the Service Agreement by and between ProMedCo of Abilene, Inc. and Abilene Diagnostic Clinic, P.L.L.C. as of January 19, 1996 are incorporated herein by reference to Exhibit #2 and Exhibit #10.2, respectively, to the Company's registration statement on Form S-1 (File No. 333-10557).




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                                  SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       PROMEDCO MANAGEMENT COMPANY




                                    By: /s/ Robert D. Smith

                                              Robert D. Smith
                                          Chief Accounting Officer


Date:  June 19, 1997


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